UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 9, 2012

Save The World Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 (Other Events)

On March 9, 2012, Save The World Air, Inc. (“STWA”) and Beijing Heng He Xing Ye Technology Development Co., Ltd. (“TDC”), located in Haidian Nanlu, Beijing, China, entered into a Cooperation Framework Agreement (the “Agreement”), in which STWA and TDC expressed their mutual desire to market and sell STWA’s technology known as Applied Oil Technology (“AOT”) in the country of China. Among other things, the Agreement provides:

1.      TDC shall be responsible for promoting the commercial application of the AOT system (the “System”) and developing markets for the System in China.

2.      STWA shall be responsible for manufacturing and providing the System for customers in China.

3.      TDC shall be the sole distributor to market and sell the System in China.

4.      STWA shall provide, as soon as practicably possible, in three phases, the following: (1) laboratory experimental and testing devices, which TDC will deliver to the China Petroleum Pipeline Administration (“CPP”) for experiment and testing (“Laboratory Testing”); (2) an AOT prototype device, which TDC will deliver to CPP for loop pipeline testing at CPP site (“Loop Pipeline Testing”), upon successful completion of the Laboratory Testing; and (3) an AOT prototype device, which TDC will deliver to CPP for engineering test (“Engineering Testing”), upon successful completion of the Laboratory Testing and Loop Pipeline Testing.

5.      TDC shall be responsible for all costs of implementing the Laboratory Testing, Loop Pipeline Testing and Engineering Testing, as well as all costs relating to the certification of the System in China.

6.      After CPP certification of the System, STWA will be receiving payment for all AOT units delivered to China in accordance with TDC’s directions. The parties will further discuss and decide on sales pricing for the System, and on profit sharing between the parties, in a separate agreement.

7.      The parties will further discuss and agree, in a separate agreement, on certain milestones to be achieved in order to give full effect to this Agreement. The parties may further enter into agreements from time to time in order to implement this Agreement.

8.      TDC will provide STWA all engineering, design and testing information, on a confidential basis, to assist STWA in the further refining and improvement of the System.

9.      TDC will coordinate with STWA on all aspects of preparing and installing the System.

10.   TDC agrees to allow STWA to advertise the use of the System by TDC’s customers or affiliates to promote further sales provided that all information to be publicly disclosed shall be approved in advance and in writing by TDC.

STWA can provide no assurances that any of the terms and conditions of the Agreement will be satisfied, nor that any other agreement or arrangement in furtherance of the Agreement will be completed with TDC, nor can STWA provide any assurances with respect to the terms, conditions or profitability of any agreement or arrangement which may be completed with TDC.

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Item 9.01 Financial Statements and Exhibits

10.1	Cooperation Framework Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2012	SAVE THE WORLD AIR, INC.
	By:	/s/ Cecil Bond Kyte
Name: Cecil Bond Kyte
Title: Chief Executive Officer

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